EXHIBIT 99.1

GT Advanced Technologies Inc. Announces Results for First Quarter Fiscal Year 2013

Revenue Performance in Line, Non-GAAP EPS Better Than Guidance

NASHUA, N.H., May 1, 2013 (GLOBE NEWSWIRE) -- GT Advanced Technologies Inc. (Nasdaq:GTAT) today reported results for the first quarter of fiscal year 2013, which ended March 30, 2013.

Revenue for the first quarter came in at $57.8 million including $38.0 million in polysilicon, $4.4 million in photovoltaic (PV), and $15.4 million in sapphire. This compares to revenue in the fourth quarter of calendar 2012 of $102.3 million and $353.9 million in the first quarter of calendar 2012.

Non-GAAP gross profit for the first quarter was $14.1 million, or 24.4 percent of revenue, in line with the company's guidance. This compares to $33.1 million, or 32.4 percent of revenue in the fourth quarter of calendar 2012 and $152.3 million, or 43.0 percent of revenue for the first quarter of calendar 2012.

Gross profit for the first quarter was $13.6 million, or 23.6 percent of revenue, compared to a loss of $41.2 million, or 40.2 percent of revenue, in the fourth quarter of calendar 2012 and $152.3 million, or 43.0 percent of revenue for the first quarter of calendar 2012.

Non-GAAP net income was a loss of $8.9 million in the first quarter, compared to a loss of $18.1 million in the fourth quarter of calendar 2012 and $86.0 million for the first quarter of calendar 2012.

Net income in the first quarter was a loss of $18.7 million, compared to a loss of $159.4 million in the fourth quarter of calendar 2012 and $79.1 million for the first quarter of calendar 2012.

Non-GAAP earnings per share on a fully-diluted basis was a loss of $0.07 in the first quarter, which was better than the company's guidance. This compares to a non-GAAP EPS loss of $0.15 in the fourth quarter of calendar 2012 and earnings of $0.71 in the first quarter of calendar 2012.

Earnings per share on a fully-diluted basis was a loss of $0.16 in the first quarter, compared to a loss of $1.34 for the fourth quarter of calendar 2012 and earnings of $0.65 for the first quarter of calendar 2012.

Cash, Backlog, Orders

At the end of the first quarter, the balance sheet had cash and cash equivalents totaling $320.2 million and total debt of $259.6 million. During the quarter, operations consumed $54 million of cash. In addition, the company used $40 million of cash to pay down part of its term loan facility. At the end of the fourth quarter of calendar 2012, the company had $418.1 million of cash and cash equivalents and $297.0 million of total debt and $350.9 million of cash and cash equivalents and $75.0 million of total debt at the end of the first quarter of calendar 2012.

New orders during the first quarter were $16.6 million including $9.4 million of orders for DSS and $7.0 million for sapphire materials.  During the first quarter the company decided to adjust its backlog downward by approximately $356 million reflecting the removal of ASF orders it had previously identified as at risk.  While the orders have not been cancelled and the customers remain contractually obligated, the company has determined that these orders are unlikely to convert to sales in the foreseeable future and leaving them in reported backlog, in the company's view, is no longer a good indicator of the company's revenue potential.

As a result, as of March 30, 2013 the company's reported backlog was $851.0 million. This included $491.1 million in the polysilicon segment, $8.3 million in the PV segment and $351.6 million in the sapphire segment. Included in the total backlog was approximately $146.2 million of deferred revenue.

Management Commentary

"In the face of continuing difficult conditions in our served solar and LED markets, our Q1 results came in slightly better than expected," said Tom Gutierrez, president and chief executive officer. "The actions we are taking to transform GT into a diversified, value-added equipment supplier are yielding results. We are confident that our initiatives in new markets as well as in new technologies that broaden our presence in our existing markets, will provide a path to resumed growth and cash generation in the years ahead."

Business Outlook

The company is reiterating the following guidance for fiscal year 2013, which ends December 31, 2013: revenue in the range of $500 to $600 million, non-GAAP gross margin in the range of 35% to 37% and non-GAAP EPS in the range of $0.25 to $0.45. In addition to the items typically excluded from non-GAAP, the company's Non-GAAP EPS and Non-GAAP gross margin guidance excludes restructuring charges, any potential DSS Purchase Order cancellation fees and any gain/loss associated with the disposition of the St. Louis facility.

The company will provide additional guidance details on its webcasted conference call. See below for details.

Conference Call, Webcast

Tomorrow morning, Thursday, May 2, 2013, at 8:00am ET the company will host a live conference call with Tom Gutierrez, president and chief executive officer, and Richard Gaynor, chief financial officer, to discuss its first quarter FY2013 results and FY2013 outlook.

The call will be webcast live and can be accessed by logging on to the "Investors" section of GT Advanced Technologies' website, http://investor.gtat.com/. A slide presentation will accompany the call. The live call can also be accessed by dialing (631) 291-4543. No password is required to access the webcast or call.

A replay of the call will be available. To access the replay, please go to http://investor.gtat.com/ and select the webcast replay link on the 'Events and Presentations' page. Or, please dial (404) 537-3406. The telephone replay will be available through May 16, 2013 and requires the passcode 36046256.

Investor Financial Summary Document

A comprehensive summary of the company's financial performance can be found on the Investor Relations section of its website on the "Q1 FY13 Earnings Call" webcast page. To access: http://investor.gtat.com.

About GT Advanced Technologies Inc.

GT Advanced Technologies Inc. is a diversified technology company with innovative crystal growth equipment and solutions for the global solar, LED and electronics industries. Our products accelerate the adoption of new advanced materials that improve performance and lower the cost of manufacturing. For additional information about GT Advanced Technologies, please visit www.gtat.com.

GT Advanced Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(Unaudited)

	March 30, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$ 320,226	$ 418,095
Accounts receivable, net	20,389	23,829
Inventories	150,742	133,286
Deferred costs	47,937	30,248
Vendor advances	9,907	32,440
Deferred income taxes	42,420	28,226
Refundable income taxes	567	1,516
Prepaid expenses and other current assets	8,792	9,168
Total current assets	600,980	676,808

Property, plant and equipment, net	74,414	77,980
Other assets	87,198	86,920
Intangible assets, net	88,061	90,516
Deferred cost	24,352	24,423
Goodwill	48,021	48,021
Total assets	$ 923,026	$ 1,004,668

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$ 7,250	$ 7,250
Accounts payable	45,292	44,848
Accrued expenses	34,163	30,928
Contingent consideration	4,901	4,901
Customer deposits	80,499	111,777
Deferred revenue	103,333	86,098
Accrued income taxes	6,319	21,716
Total current liabilities	281,757	307,518

Long-term debt	92,313	132,313
Convertible notes	160,044	157,440
Deferred income taxes	19,812	24,459
Customer deposits	64,384	71,340
Deferred revenue	42,848	35,848
Contingent consideration	5,750	5,414
Other non-current liabilities	2,466	2,323
Accrued income taxes	26,104	25,762
Total liabilities	695,478	762,417

Commitments and contingencies
Stockholders' equity:
Preferred stock, 10,000 shares authorized, none issued and outstanding	--	--
Common stock, $0.01 par value; 500,000 shares authorized, 119,397 and 119,293 shares issued and outstanding as of March 30, 2013 and December 31, 2012, respectively	1,194	1,193
Additional paid-in capital	187,541	183,565
Accumulated other comprehensive income (loss)	807	806
Retained earnings	38,006	56,687
Total stockholders' equity	227,548	242,251
Total liabilities and stockholders' equity	$ 923,026	$ 1,004,668

GT Advanced Technologies Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 30, 2013	December 31, 2012	March 31, 2012

Revenue	$57,776	$102,333	$353,890
Cost of revenue	44,161	143,491	201,562
Gross profit	13,615	(41,158)	152,328
Operating expenses:
Research and development	16,441	22,695	15,248
Selling and marketing	3,286	5,458	2,707
General and administrative	14,563	13,801	15,170
Contingent consideration (income) expense	336	296	527
Impairment of goodwill	--	57,037	--
Restructuring charges and asset impairments	2,858	33,441	--
Amortization of intangible assets	2,455	2,534	2,546
Total operating expenses	39,939	135,262	36,198
Income from operations	(26,324)	(176,420)	116,130
Other income (expense):
Interest income	94	131	17
Interest expense	(7,480)	(5,957)	(799)
Other, net	190	(34)	(52)
Income before income taxes	(33,520)	(182,280)	115,296
Provision for income taxes	(14,839)	(22,871)	36,223
Net income	($18,681)	($159,409)	$79,073

Net income per share:
Basic	($0.16)	($1.34)	$0.66
Diluted	($0.16)	($1.34)	$0.65

Weighted-average number of shares used in per share calculations:
Basic	119,348	119,109	119,407
Diluted	119,348	119,109	120,738

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

GT Advanced Technologies Inc.
Reconciliation of GAAP to non-GAAP results
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 30, 2013	December 31, 2012	March 31, 2012

Non-GAAP Gross Profit and Gross Margin

Revenue	$57,776	$102,333	$353,890
Cost of revenue	44,161	143,491	201,562
Gross profit	13,615	(41,158)	152,328

Non-GAAP adjustments:

Write-down of inventory, vendor advances and PO cancellation fees	492	71,754	--
Accelerated depreciation for early retirement of fixed assets	--	2,520	--

Non-GAAP gross profit	$14,107	$33,116	$152,328

Non-GAAP gross margin	24.4%	32.4%	43.0%

GT Advanced Technologies Inc.
Reconciliation of GAAP to non-GAAP results
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 30, 2013	December 31, 2012	March 31, 2012

Non-GAAP Net Income & Earnings per Share

Net income	($18,681)	($159,409)	$79,073

Non-GAAP adjustments:

Amortization of acquired intangible assets	2,455	2,534	2,546
Share-based compensation expense	4,423	2,084	4,171
Third party acquisition related expenses	164	945	223
Write-down of inventory, vendor advances and PO cancellation fees	492	71,754	--
Accelerated depreciation for early retirement of fixed assets	1,000	2,520	--
Impairment of goodwill	--	57,037	--
Restructuring charges and asset impairments	2,858	33,441	--
Contingent consideration (income) expense	336	296	527
Non-cash portion of interest expense	4,212	3,042	177
Income tax effect of non-GAAP adjustments (1)	(6,188)	(32,354)	(742)

Non-GAAP net income	($8,929)	($18,110)	$85,975

Non-GAAP earnings per diluted share ("Non-GAAP EPS")	($0.07)	($0.15)	$0.71

Diluted weighted average shares outstanding	119,348	119,109	120,738

(1) The Company utilized the with and without method to determine the income tax effect on non-GAAP adjustments.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), GT Advanced Technologies is providing additional financial metrics that are not prepared in accordance with GAAP (non-GAAP).  We believe that the inclusion of these non-GAAP financial measures helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts company performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing our performance to prior periods and to the performance of our competitors. Management also uses these measures in its financial and operational decision-making.

We define "non-GAAP gross profit" as GAAP gross profit excluding the write-down of inventory, vendor advances and PO cancellation fees, and the accelerated depreciation for early retirement of fixed assets. We consider non-GAAP gross profit to be an important indicator of our operational strength and performance of our business because it eliminates the effects of events that are not part of the Company's core operations.

We define "non-GAAP net income" as GAAP net income excluding share-based compensation expense, amortization of acquired intangible assets, acquisition and acquisition related expenses, contingent consideration, write-downs of inventory, vendor advances and PO cancellation fees, goodwill impairment, restructuring and asset impairment, accelerated depreciation for early retirement of fixed assets, and the non-cash portion of interest expense. We consider non-GAAP net income to be an important indicator of our operational strength and performance of our business because it eliminates the effects of events that are not part of the Company's core operations.

We define "non-GAAP earnings per share on a fully-diluted basis" as our non-GAAP net income divided by our weighted average shares outstanding on a fully-diluted basis.

Forward-Looking Statements

Some of the information in this press release relates to future expectations, plans and prospects for our business and industry that constitute "forward-looking statements" for the purposes of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, all statements under the caption "Business Outlook;" the company's estimates for future periods (including for twelve month period ending December 31, 2013) with respect to revenue, non-GAAP gross margin, and non-GAAP fully diluted earnings per share; there are continuing difficult conditions in our served solar and LED markets; the Company is taking actions to transform GT into a diversified, value-added equipment supplier; the Company is confident that its initiatives in new markets as well as in new technologies that broaden our presence in our existing markets, will provide a path to resumed growth and cash generation in the years ahead. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the company's control, which could cause actual events to differ materially from those expressed or implied by the statements. These factors may include the possibility that the company is unable to recognize revenue on contracts in its order backlog. Although the company's backlog is based on signed purchase orders or other written contractual commitments in effect as of the end of our fiscal quarter ended March 30, 2013, we cannot guarantee that our bookings or order backlog will result in actual revenue in the originally anticipated period or at all, which could reduce our revenue, profitability and liquidity. Other factors that may cause actual events to differ materially from those expressed or implied by our forward-looking statements include the impact of continued decreased demand and/or excess capacity in the markets for the output of our solar and sapphire equipment, general economic conditions and the tightening credit markets having an adverse impact on demand for our products, the possibility that changes in government incentives may reduce demand for solar products, which would, in turn, reduce demand for our equipment, technological changes could render existing products or technologies obsolete, the company may be unable to protect its intellectual property rights, competition from other manufacturers may increase, exchange rate fluctuations and conditions in the credit markets and economy may reduce demand for the company's products and various other risks as outlined in GT Advanced Technologies Inc.'s filings with the Securities and Exchange Commission, including the statements under the heading "Risk Factors" in the company's transition report on Form 10-K for the nine-month period ended December 31, 2012. Statements in this press release should be evaluated in light of these important factors. The statements in this press release represent GT Advanced Technologies Inc.'s expectations and beliefs as of the date of this press release. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: Media
         Jeff Nestel-Patt
         jeff.nestelpatt@gtat.com
         603-204-2883

         Investors/Analysts
         Ryan Flaim
         Ryan.flaim@gtat.com
         603-681-3869